DigiPath No New Corporate Developments

Las Vegas, NV, July 30, 2014 -- DigiPath, Inc. (OTCBB and OTCQB: DIGP), a digital pathology solution provider that is expanding into the cannabis testing and education markets, announced today that has been no material development in its business and affairs not previously disclosed or, to its knowledge, any other reason to account for the recent unusual market action.

According to Steve Barbee, CEO of DigiPath, “We have noticed unusual price and volume increases for our securities over the last three trading days. While we appreciate the increased attention DigiPath is receiving from the market, we are unaware of any corporate developments outside of those previously disclosed in our filings with the Securities and Exchange Commission that would explain these increases.”

About DigiPath, Inc.

DigiPath, Inc. develops and markets affordable and accurate human and animal digital pathology solutions. The Company is rapidly expanding its line of services to serve the botanical, nutraceutical, and cannabis industries with industry-leading testing and education and training services.

For more information, go to: www.digipath.com and www.digipath.biz.

Information about Forward-Looking Statements

This press release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “might,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in the Company’s filings with the United States Securities and Exchange Commission. An example of such forward looking statements in this press release include statements regarding the Company developing and completing new products and revenue growth. For a more detailed description of the risk factors and uncertainties affecting DigiPath, please refer to the Company’s recent Securities and Exchange Commission filings, which are available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact;

DigiPath, Inc.

Investor Relations

888-552-4440

IR@digipath.com